Exhibit 99.1

Imperva Announces Chief Financial Officer Transition

Names Aaron Kuan Interim Chief Financial Officer and Commences CFO Search;

Terry Schmid Resigned as CFO to Pursue Other Interests

Company Will Report Third Quarter 2017 Financial Results on November 8, 2017

REDWOOD SHORES, Calif. – October 9, 2017 – Imperva, Inc. (NASDAQ:IMPV), committed to protecting business-critical data and applications in the cloud and on-premises, today announced that Aaron Kuan, the company’s Vice President of Financial Planning and Analysis, has been named interim Chief Financial Officer, effective November 16, 2017. Mr. Kuan will replace Terry Schmid, who resigned as CFO to pursue other interests on October 3, 2017. Mr. Schmid will remain with the company through November 15, 2017. The company has retained Heidrick & Struggles, a leading executive search firm, to assist in recruiting a permanent CFO.

Commenting on today’s announcement, Chris Hylen, Imperva’s President and Chief Executive Officer, said: “We are fortunate to have a talented financial executive of Aaron’s caliber to step into the interim CFO role. His public company experience, including the last five years at Imperva, will help ensure continuity while we search for a new CFO. We also want to thank Terry for his contributions to the company and wish him well in his future endeavors.”

Mr. Kuan, a 22-year corporate finance veteran, has served as Imperva’s Vice President of Financial Planning and Analysis since 2012. He also held similar roles at ArcSight, Nielsen and Lockheed Martin Space Systems. He earned his B.S. in Managerial Economics from the University of California, Davis and his M.B.A. from Santa Clara University.

Imperva also announced that it will report financial results for the third quarter ended September 30, 2017 after the close of the market on November 8, 2017.

Imperva will host a conference call and live webcast to discuss those financial results for investors and analysts at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) on November 8, 2017. To access the conference call, dial (877) 874-1588 for the U.S. or Canada or (719) 325-2494 for international callers with conference ID #2343225. The webcast will be available live on the Investors section of the company’s website at www.imperva.com. An audio replay of the call will also be available to investors by phone beginning at approximately 5:00 p.m. Pacific Time on November 8, 2017 until 8:59 p.m. Pacific Time on November 22, 2017, by dialing (844) 512-2921 for the U.S. or Canada or (412) 317-6671 for international callers, and entering passcode #2343225. In addition, an archived webcast will be available on the Investors section of the company’s website at www.imperva.com.

Cautionary Statement Regarding Forward Looking Statements

Certain statements in this press release, other than purely historical information, including statements relating to our objectives and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements generally are identified by the words “expect,” “anticipate,” “estimate,” “intend,” “may,” “will,” “should,” and similar expressions, and include the anticipated timing for the CFO transition and the company’s earnings announcement. These forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. A detailed discussion of risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in the section titled “Risk Factors” of the Form 10-Q filed with the Securities and Exchange Commission on August 3, 2017 and the Company’s other filings. Imperva undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

About Imperva

Imperva® (NASDAQ: IMPV) is a leading provider of cyber security solutions that protect business-critical data and applications. The company’s SecureSphere, CounterBreach, Incapsula and Camouflage product lines enable organizations to discover assets and risks, protect information wherever it lives – in the cloud and on-premises – and comply with regulations. The Imperva Defense Center, a research team comprised of some of the world’s leading experts in data and application security, continually enhances Imperva products with up-to-the-minute threat intelligence, and publishes reports that provide insight and guidance on the latest threats and how to mitigate them. Imperva is headquartered in Redwood Shores, California. Learn more: www.imperva.com, our blog, on Twitter.

© 2017 Imperva, Inc. All rights reserved. Imperva, the Imperva logo, SecureSphere, CounterBreach, Incapsula, and Camouflage along with its design are trademarks of Imperva, Inc. and its subsidiaries.

Investor Relations:

For Imperva

Seth Potter

646.277.1230

IR@imperva.com

Seth.Potter@icrinc.com